SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 26, 2011

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center

500 Virginia Street, East

Charleston, West Virginia 25301

(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On July 26, 2011, the Compensation Committee (the “Committee”) of United Bankshares, Inc. (“United” or the “Company”) met (the “Compensation Meeting”) to review the fees paid to its directors.

At the Compensation Meeting, the Committee decided to increase the fees paid to members of United’s Board of Directors and committees based upon an extensive review of board compensation for the Company’s peer group, industry trends, and the fact that the last increased occurred in May of 2007.

Based on its analysis, the Committee decided to:

•	increase the monthly retainer paid to non-employee directors to $1,000 per month from $800 per month.

•	increase board meeting and committee meeting fees to $1,500 per meeting attended or $750 if attending by conference call from $1,200 per meeting attended, either in person or by conference call.

•	increase the quarterly retainers for the Lead Independent Director and chairpersons of the Compensation and Governance & Nominating Committees to $1,500 from $1,200.

Also on July 26, 2011, the Governance & Nominating Committee of United met and decided to amend the executive officer stock ownership requirements as follows: 50,000 shares (minimum) of beneficial ownership of shares of common stock and options for executive officers, and 150,000 shares (minimum) of beneficial ownership of shares of common stock and options for the CEO with a 5-year period for said executives to achieve the minimum ownership requirement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

	By:	/s/ Steven E. Wilson
Date: August 1, 2011	Steven E. Wilson, Executive Vice President, Treasurer, Secretary and Chief Financial Officer